Exhibit 11         UNITED NATURAL FOODS, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                            THREE MONTHS ENDED
                                                                                                OCTOBER 31,
                                                                                                -----------
                                                                                          1996              1997
                                                                                          ----              ----
Basic:

               Weighted average shares outstanding                                   $ 13,670,975      $ 17,356,705
                                                                                     ============      ============

               Pro forma net income (loss)                                           $  1,325,104      $   (948,395)
                                                                                     ============      ============

               Pro forma net income (loss) per share of common stock                 $       0.10      $      (0.05)
                                                                                     ============      ============
Diluted:

               Weighted average shares outstanding                                     13,670,975        17,356,705

               Net effect of dilutive stock options and stock warrants based upon the treasury stock method using the initial public
                   offering price for 1996 and average stock price for 1997             1,305,215           291,959

                                                                                     ------------      ------------
               Total                                                                   14,976,190        17,648,664
                                                                                     ============      ============

               Pro forma net income (loss)                                           $  1,325,104      $   (948,395)
                                                                                     ============      ============

               Pro forma net income (loss) per share of common stock                 $       0.09      $      (0.05)
                                                                                     ============      ============


               Related to the Stow Mills merger, income tax expense was adjusted as though all companies were treated as C corporations rather than S corporations to calculate pro forma net income
               (loss).